UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

GARNERO GROUP ACQUISITION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

GARNERO GROUP ACQUISITION COMPANY

Av Brig. Faria Lima 1485 – 19 Andar

Brasilinvest Plaza

Sao Paulo-SP, CEP 01452-002

Brazil

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 18, 2016

TO THE SHAREHOLDERS OF GARNERO GROUP ACQUISITION COMPANY:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Garnero Group Acquisition Company (“GGAC,” “Company,” “we,” “us” or “our”) to be held at 11:00 a.m. EDT on July 18, 2016 at the offices of GGAC’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposal:

●	a proposal to amend (the “Extension Amendment”) GGAC’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which GGAC has to consummate a business combination (the “Extension”) to September 23, 2016 (the “Extended Date”).

The Extension Amendment will be more fully described in the proxy statement to be sent to you in the coming days. The purpose of the Extension Amendment is to allow GGAC more time to complete its previously announced business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo”) in case such additional time is needed.

GGAC’s charter originally provided that GGAC had until June 25, 2016 to complete an initial business combination. On June 23, 2016, GGAC’s shareholders approved certain amendments to the charter to, among other matters, extend the time to complete an initial business combination to July 22, 2016 in order to provide GGAC with more time to consummate the transaction with Grupo Colombo. However, GGAC has since determined that it may need an additional amount of time to consummate such transaction. Therefore, our board has determined that it is in the best interests of our shareholders to extend the date that GGAC has to consummate a business combination to the Extended Date in case such an additional amount of time is necessary. GGAC will only extend the date if it determines that such additional time is in fact necessary.

If the Extension Amendment is approved and GGAC takes advantage of the Extension, each holder of ordinary shares issued in GGAC’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) will have the right to request to receive their pro rata portion of the trust account notwithstanding the Extension and regardless of whether the holder votes for or against the Extension Amendment. If any public shareholders so elect, GGAC anticipates notifying the trustee promptly after the extraordinary general meeting, which is scheduled for July 18, 2016, to liquidate the trust account in an amount equal to the total pro rata portion of the converted shares. Any conversion referred to herein shall take effect as a repurchase of shares as a matter of Cayman Islands law.

GGAC estimates that the per-share pro rata portion of the trust account will be approximately $10.05 at the time of the extraordinary general meeting. The closing price of GGAC’s ordinary shares on July 1, 2016 was $9.85. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public shareholder receiving approximately $0.20 more than if he sold his shares in the open market. Even if the market price per share were to rise so that it exceeded the conversion price stated above, GGAC cannot assure shareholders that they will be able to sell their ordinary shares of GGAC in the open market, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

If the Extension Amendment is approved and GGAC takes advantage of the Extension, $0.10 for each public share that is not converted, or up to an aggregate of approximately $200,187 (the “Contribution”), will be contributed to us as a loan. We will deposit the amount of the Contribution in the trust account. Accordingly, if the Extension Amendment is approved and the Extension is completed, the conversion amount per share in connection with the business combination with Grupo Colombo or any liquidation will be approximately $10.15 per share, in comparison to the current conversion amount of approximately $10.05 per share if the Extension Amendment is not approved. The Contribution is conditional upon the implementation of the Extension Amendment. The Contribution will not occur if the Extension Amendment is not approved or the Extension is not completed. Similarly, the Extension is conditional upon the Contribution. If the Contribution is not made, then the Extension will not be completed. The amount of the Contribution will not bear interest and will be repayable by us upon consummation of an initial business combination.

If the Extension Amendment proposal is not approved and we are not able to consummate the proposed business combination with Grupo Colombo by July 22, 2016, we will automatically wind up, dissolve and liquidate in accordance with our charter starting on such date in accordance with our charter.

Subject to the foregoing, approval of the Extension Amendment proposal will require a special resolution (a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting).

The GGAC board of directors has fixed the close of business on July 1, 2016 as the date for determining GGAC shareholders entitled to receive notice of and vote at the extraordinary general meeting and any adjournment thereof. Only holders of record of GGAC ordinary shares on that date are entitled to have their votes counted at the extraordinary general meeting or any adjournment thereof.

After careful consideration of all relevant factors, GGAC’s board of directors has determined that the Extension Amendment proposal is fair to and in the best interests of GGAC and its shareholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

The proxy statement containing detailed information concerning the Extension Amendment and the extraordinary general meeting will be mailed to you in the coming days. Whether or not you plan to attend the extraordinary general meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

July 5, 2016	By Order of the Board of Directors

Mario Garnero
Chairman of the Board

Your vote is important. Please sign, date and return the proxy card to be mailed to you with the proxy statement as soon as possible to make sure that your shares are represented at the extraordinary general meeting. If you are a shareholder of record, you may also cast your vote in person at the extraordinary general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the extraordinary general meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

GGAC and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of GGAC shareholders to be held to approve the Extension. A description of their interests in the Extension will be set forth in the proxy statement. Shareholders are advised to read GGAC’s definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting, including any supplements or amendments thereto, because this proxy statement will contain important information. The definitive proxy statement will be mailed to shareholders as of July 1, 2016. Shareholders also will be able to obtain a copy of the proxy statement, including any supplements or amendments thereto, without charge, by directing a request to: Garnero Group Acquisition Company, Av Brig. Faria Lima 1485 - 19 Andar, Brasilinvest Plaza, Sao Paulo-SP, CEP 01452-002, Brazil, Attention: Secretary. The definitive proxy statement, including any supplements or amendments thereto, also will be available, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on July 18, 2016: This notice of meeting and the related proxy statement will be available at http://www.cstproxy.com/garnerogroup/.